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                                                                                                                        EXHIBIT 99.5


Quarterly Financial Information (Unaudited)                                                           The Charles Schwab Corporation
(In Millions, Except Per Share Data and Ratios)
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                                                               Weighted-  Basic   Diluted    Dividends
                                                               Average   Earnings Earnings   Declared       Range
                                            Expenses     Net   Common     (Loss)   (Loss)      Per        of Common      Range of
                                           Excluding   Income  Shares-     Per      Per       Common     Stock Price  Price/Earnings
                               Revenues(1) Interest(1) (Loss)  Diluted   Share(2) Share(2)   Share(3)     Per Share      Ratio (4)
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
2003 by Quarter
Fourth                            $ 1,118     $   884  $ 148    1,371      $ .11    $ .11      $.014    $13.98 - 10.90     40 -  31
Third      dividend increase        1,051         854    127    1,366        .09      .09       .014     12.73 - 10.01     75 -  59
Second                              1,018         836    126    1,360        .10      .09       .011     11.64 -  7.20    146 -  90
First                                 900         803     71    1,357        .05      .05       .011     12.46 -  6.25    208 - 104
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2002 by Quarter
Fourth                              $ 986     $ 1,055  $ (79)   1,340      $(.06)   $(.06)     $.011    $12.00 -  7.22    150 -  90
Third                               1,020       1,021     (4)   1,358        .00      .00       .011     11.89 -  7.51     91 -  58
Second                              1,037         876     98    1,385        .07      .07       .011     13.19 -  9.60     94 -  69
First                               1,048         912     94    1,389        .07      .07       .011     19.00 - 12.25    136 -  88
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2001 by Quarter
Fourth                            $ 1,047     $ 1,067  $ (13)   1,362      $(.01)   $(.01)     $.011    $16.30 - 10.38    116 -  74
Third                               1,005         978     13    1,395        .01      .01       .011     16.18 -  8.13     65 -  33
Second                              1,057       1,059    102    1,405        .07      .07       .011     23.18 - 13.14     68 -  39
First                               1,183       1,011     97    1,410        .07      .07       .011     33.00 - 14.50     92 -  40
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2000 by Quarter
Fourth                            $ 1,318     $ 1,084  $ 139    1,414      $ .10    $ .10      $.011    $35.88 - 25.69     70 -  50
Third      dividend increase        1,304       1,055    142    1,415        .10      .10       .011     40.50 - 30.00     74 -  55
Second     stock split              1,382       1,117    137    1,407        .10      .09       .009     40.58 - 24.00     72 -  43
First                               1,691       1,177    300    1,390        .23      .22       .009     44.75 - 22.46     76 -  38
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1999 by Quarter
Fourth                            $ 1,250     $   933  $ 190    1,374      $ .15    $ .14      $.009    $31.17 - 17.96     64 -  37
Third      stock split                999         759    144    1,376        .11      .11       .009     37.67 - 21.33     84 -  47
Second                              1,096         810    171    1,377        .13      .12       .009     51.67 - 26.67    123 -  64
First                               1,060         790    161    1,366        .12      .12       .009     32.67 - 16.96     88 -  46
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1998 by Quarter
Fourth     dividend increase/
           stock split            $   889     $   684  $ 122    1,349      $ .10    $ .10      $.009    $22.83 -  7.03     74 -  23
Third                                 803         613    114    1,339        .08      .08       .009     10.22 -  6.17     38 -  23
Second                                728         578     91    1,338        .08      .07       .009      8.89 -  6.58     36 -  26
First                                 691         553     83    1,345        .06      .06       .009      9.32 -  7.58     39 -  32
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(1)  1998 through 2002 have been adjusted to summarize the impact of The Charles  Schwab  Corporation's  sale of its U.K.  brokerage subsidiary, Charles Schwab Europe, in loss from discontinued operations.
(2)  Both basic and diluted  earnings per share  include loss from  discontinued  operations  for all periods  presented.  The first quarter  of 2002 and  second  quarter  of 2001  include  an  after-tax  extraordinary  gain of $12  million  and $121  million, respectively, or $.01 and $.08 per share, respectively.
(3)  Dividends declared per common share do not include dividends declared by USTC prior to the completion of the merger in 2000.
(4)  Price/earnings  ratio is computed by dividing  the high and low market  prices by diluted  earnings  per share for the 12-month period ended on the last day of the quarter presented.

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